EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this amendment to the Registration Statement of Factual Data Corp. on Form SB-2, (333-47051) of our report dated February 11, 2000 on the December 31, 1999 consolidated financial statements of Factual Data Corp. appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                          --------------------------------------
                                             Ehrhardt Keefe Steiner & Hottman PC

October 19, 2000
Denver, Colorado